UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2022

GROVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-40535	83-3378978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17129 US Hwy 19 N. Clearwater, FL 33760

(Address of principal executive offices)

(701) 353-5425

(Registrant’s telephone number, including area code)

1710 Whitney Mesa Drive Henderson, NV 89014

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On April 15, 2022, Grove Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Eric Hanig (the “Seller”) and Cygnet Online, LLC, a Delaware limited liability company (“Cygnet”), effective as of April 1, 2022. The Seller owned all the membership interests in Cygnet.  Pursuant to the terms and conditions of the Agreement, the Company purchased 55% of the outstanding membership interests of Cygnet (the “Transaction”) from the Seller. The purchase price for the sale was Six Million Fifty Thousand Dollars ($6,050,000), which consisted of (i) One Million Five Hundred Thousand Dollars ($1,500,000) less Seller transaction expenses; (ii) Two Million Five Hundred Fifty Thousand Dollars ($2,550,000) payable in the aggregate to Seller by the issuance of Five Hundred Fifty-Five Thousand Four Hundred Eighty-Nine (555,489) shares of restricted common stock of the Company, valued at the 5-day trailing weighted average closing price of the Company’s common stock as quoted on Nasdaq on the closing date; and (iii) A non-negotiable convertible promissory note in the original principal amount of Two Million Dollars ($2,000,000) issued by the Company to the Seller (the “Convertible Note”), which Convertible Note is convertible into shares of restricted common stock of the Company at a price of Six Dollars ($6.00) per share and is payable in full, to the extent not previously converted, on February 15, 2023.  The purchase price is subject to a two way adjustment based on the amount of Closing Working Capital (as defined in the Agreement).

Additionally, Seller will be paid up to Seven Hundred Thousand Dollars ($700,000) in the form of an earn-out payment based on a seven (7.00%) percent of the amount of Cygnet’s net revenue above Forty Million Dollars ($40,000,000) during the earn-out period, in accordance with and subject to the terms and conditions of the Agreement.  The earn-out payment, if any, will be paid 50% in immediately available funds and 50% in Company restricted common stock.

The Agreement contains customary confidentiality, non-competition, and non-solicitation provisions for the Seller and Seller’s affiliates.

The assertions embodied in the representations and warranties contained in the Agreement were made solely for purposes of the Agreement and are not intended to provide factual, business, or financial information about the Company, the Seller or Cygnet. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (iii) may have been used for purposes of allocating risk among the Company and Seller, rather than establishing matters as facts, or (iv) may have been qualified by certain disclosures not reflected in the Agreement that were made to the other party in connection with the negotiation of the Agreement and generally were solely for the benefit of the parties to that agreement. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, documents that the Company files with the SEC.

Call Option

Pursuant to the terms of a Call Option Agreement (the “Call Agreement”) entered into by the Company and the Seller concurrently with the Agreement, the Company has the right to purchase Seller’s remaining membership interests in Cygnet.  Commencing on October 10, 2022 and continuing for one hundred eighty (180) days thereafter the Company has the right, but not the obligation, to cause the Seller to sell fifteen (15.00%) percent of the membership interests in Cygnet for One Million Six Hundred Fifty Thousand Dollars ($1,650,000) in immediately available funds.  Commencing on the date that the Company completes its financial statements for the year ended December 31, 2023, and continuing for one hundred twenty (120) days thereafter the Company has the right, but not the obligation, to cause the Seller to sell thirty (30.00%) percent of the membership interests in Cygnet for thirty (30.00%) percent of the amount equal to four (4) times Cygnet’s Adjusted EBITDA (as defined in the Call Agreement) for calendar year 2023, payable by wire transfer of immediately available funds equal to at least fifty (50.00%) percent of said purchase price with the balance payable through the issuance to Seller of shares of restricted common stock of the Company.

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Put Option

Pursuant to the terms of a Put Option Agreement (the “Put Agreement”) entered into by the Company and the Seller concurrently with the Agreement, the Seller has the right, but not the obligation, at any time commencing on the date that is one hundred twenty (120) days after the date the Company completes Cygnet’s financial statements for the year ended December 31, 2023, and continuing for ninety (90) days thereafter, to cause the Company to purchase all of the Seller’s remaining membership interests in Cygnet for a purchase price equal to the product of (i) four (4) times Cygnet’s Adjusted EBITDA (as defined in the Put Agreement) for calendar year 2023, and (ii) the percentage of Cygnet membership interests being sold, payable in shares of restricted common stock of the Company.

Employment Agreements

Concurrent with the execution of the Agreement, the Company entered into employment agreements with Eric Hanig and Melanie Hanig to serve as executives of Cygnet for an annual salary of Two Hundred Thousand Dollars ($200,00) and One Hundred Thousand Dollars ($100,000), respectively. The term of the employment agreements is initially three years (the “Minimum Term”) and shall continue unless written notice of termination is given by either party at least 30 days in advance. The employment agreements contain customary work product and confidentiality provisions.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Transaction closed on April 15, 2022, effective as of April 1, 2022. The information provided in Item 1.01 of this Current Report on Form 8-K related to the Agreement is incorporated by reference into this Item 2.01.

Item 8.01 Other Events.

On April 20, 2022, the Company issued a press release announcing its entry into the Agreement and the closing of the Transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited financial statements of the Seller required pursuant to this Item 9.01(a) will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required pursuant to this Item 9.01(b) will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

Exhibit No.	Exhibit Description
99.1	Press Release issued by Grove, Inc., dated April 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROVE, INC.

Dated: April 20, 2022	/s/ Andrew J. Norstrud
Name: Andrew J. Norstrud
Title: Chief Financial Officer

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